Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140237 and 333-178349 on Form S-8 of our reports dated June 23, 2020, relating to the consolidated financial statements and schedule of AeroVironment, Inc. and subsidiaries and the effectiveness of AeroVironment, Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended April 30, 2020.

/s/ Deloitte & Touche
Los Angeles, California

June 23, 2020